Exhibit 99.2

Form of Proxy Card

ABVC BIOPHARMA, INC.

May 20, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. EST on May 20, 2022

(Record Date – April 20, 2022)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard Doong, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Shareholders of ABVC BioPharma, Inc. to be held virtually on Zoom on May 20, 2022, at 9:00 a.m., EST, and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to: https://us06web.zoom.us/webinar/register/WN_N4Og75-7SC-D69RZENZRMg

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”

OF PROPOSAL 1 AND PROPOSAL 2 AND “FOR” OF PROPOSALS 3 AND 4 AND “THREE YEARS” FOR PROPOSAL 5 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EST ON MAY 19, 2022, IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To re-elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:

Eugene Jiang	01 ☐
Dr. T.S. Jiang	02 ☐
Dr. Tsang Ming Jiang	03 ☐
Norimi Sakamoto	04 ☐
Yen-Hsin Chou	05 ☐
Dr. Chang-Jen Jiang	06 ☐
Dr. Shin-Yu Miao	07 ☐
Yoshinobu Odaira	08 ☐

For All	Withhold All	For All Except
O	O	O

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 2: To elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:

Che Wei Hsu	01 ☐
Shuling Jiang	02 ☐
Kuang-Tseng Chen	03 ☐

For All	Withhold All	For All Except
O	O	O

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 3: To ratify the selection of KCCW ACCOUNTACY CORP. as the Company’s independent registered public accounting firm for year ending December 31, 2022.

For	Against	Abstain
O	O	O

PROPOSAL 4: To approve, by a non-binding vote, the Company’s executive compensation.

For	Against	Abstain
O	O	O

PROPOSAL 5: To approve, by a non-binding vote, the frequency of future Stockholder advisory votes relating to the Company’s executive compensation;

1 Year	2 Years	3 Years	Abstain
☐	☐	☐	☐

Please indicate if you intend to attend this meeting       ☐ YES            ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address: